SCHEDULE A



Name of Fund                                                         Date Added

Old Mutual Asset Allocation Balanced Portfolio                      July 8, 2004
Old Mutual Asset Allocation Conservative Portfolio                  July 8, 2004
Old Mutual Asset Allocation Growth Portfolio                        July 8, 2004
Old Mutual Asset Allocation Moderate Growth Portfolio               July 8, 2004
Old Mutual Analytic Defensive Equity Fund                           May 11, 2005
Old Mutual Copper Rock Emerging Growth Fund                         May 11, 2005













Dated: May 11, 2005